Exhibit 99.1

PICO Holdings, Inc. to Host Annual Conference Call and Webcast

on May 18 at 4:30 PM Eastern / 1:30 PM Pacific

La Jolla, Calif. – May 4, 2009 - PICO Holdings, Inc. (Nasdaq: PICO) today announced that it will host a conference call and audio webcast on Monday, May 18 at 4:30 p.m. Eastern / 1:30 p.m. Pacific for shareholders and others who were unable to attend its annual meeting.

To participate on the live conference call and question and answer session, please dial (800) 891-5765 from within the U.S. or (660) 422-4961 for international callers. A presentation has been posted to the Investors section of the Company’s web site, www.picoholdings.com. A webcast of the call will be accessible at the same location. The webcast replay of the call will be available on the Company’s web site for one year until May 19, 2010.

Pre-registration for the live call and Q&A session is requested by May 12; to register, please send your name and company information to PICO@finprofiles.com, or contact Moira Conlon at Financial Profiles at (310) 277-4711.

To be added to the Company’s email distribution for future news releases, please send your request to PICO@finprofiles.com.

About PICO Holdings, Inc.

PICO Holdings is a diversified holding company. The Company seeks to build and operate businesses where significant value can be created from the development of unique assets, and to acquire businesses which it identifies as undervalued and where its management participation in operations can aid in the recognition of the business’ fair value, as well as create additional value.

Safe Harbor Statement

This press release may contain “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, regarding our business, financial condition, results of operations, and prospects, including, without limitation, statements about the Company’s expectations, beliefs, intentions, anticipated developments, and other information concerning future matters. Words such as “may”, “will”, “could”, “expects”, “anticipates”, “intends”, “plans,”, “believes”, “seeks”, “estimates”, and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this document. Although forward-looking statements in this document reflect the good faith judgment of the Company’s management, such statements can only be based on current expectations and assumptions and are not guarantees of future performance. Consequently, forward-looking statements are inherently subject to risk and uncertainties, and the actual results and outcomes could differ materially from future results and outcomes expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those discussed under the heading “Risk Factors” discussed in PICO Holdings’ Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other filings made from time to time with the United States Securities and Exchange Commission (“SEC”). The Company does not undertake to (and it expressly disclaims any obligation to) revise or update any forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance that may arise. Readers are urged to carefully review and consider the filings PICO Holdings may make from time to time with the SEC, which attempt to advise interested parties of the risks and factors that may affect its business, financial condition, results of operations, and prospects.

CONTACTS:

PICO Holdings, Inc.

Max Webb, CFO

(858) 456-6022

Financial Profiles, Inc.

Moira Conlon

(310) 277-4711

PICO@finprofiles.com